DAVIS POLK & WARDWELL

                              450 LEXINGTON AVENUE
                              NEW YORK, N.Y. 10017
                                  212-450-4000
                                FAX 212-450-3800





                                    January 25, 2006


Re: Prospectus Supplement for Global Medium-Term Notes, Series G and H and Global Units, Series G and H filed by Morgan
      Stanley dated January 25, 2006

Morgan Stanley
1585 Broadway
New York, NY 10036

Ladies and Gentlemen:

     We have acted as tax counsel for Morgan Stanley (the "Company") in connection with the preparation and filing of a form of prospectus supplement for Global Medium-Term Notes, Series G and H and Global Units, Series G and H (the "Prospectus Supplement"), dated January 25, 2006, supplementing the registration statement on Form S-3, including the prospectus (the "Prospectus"), dated January 25, 2006, for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), the issuance from time to time of the Company's Series G and H Global Medium-Term Notes and Series G and H Global Units.

     We hereby confirm, as of the date hereof, our opinion that the statements set forth under the caption "United States Federal Taxation" in the Prospectus Supplement and the Prospectus, both dated January 25 2006, insofar as such statements relate to statements of law or legal conclusions under the laws of the United States or matters of United States law, all as relating to United States federal taxation, fairly summarize the matters referred to therein, subject to the conditions and limitations set forth therein.

     We are members of the Bar of the State of New York. The foregoing opinion is based upon and limited to the United States federal tax law as contained in the Internal Revenue Code of 1986, as amended, Treasury regulations, administrative decisions and court decisions as of the date of this letter.

     We hereby consent to the use of our name under the caption "United States Federal Taxation" in the Prospectus Supplement. The issuance of such consent does not concede that we are an "Expert" for the purposes of the Securities Act.


                                    Very truly yours,

                                    /s/ Davis Polk & Wardwell